Filed Pursuant to Rule 424(b)(5)
Registration No. 333-276245

PROSPECTUS

SCILEX HOLDING COMPANY

Up to $170,000,000

Common Stock

On December 22, 2023, we entered into a Sales Agreement (the “Sales Agreement”), with B. Riley Securities Inc., Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC (the “Sales Agents”), relating to shares of our common stock, par value $0.0001 per share (“Common Stock”), having an aggregate offering price of up to $170,000,000. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Common Stock pursuant to this prospectus having an aggregate offering price of up to $170,000,000 from time to time through or to the Sales Agents, acting as sales agents or principals.

Sales of our Common Stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). If authorized by us in writing, each Sales Agent may also sell shares of our Common Stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. No Sales Agent is required to sell any specific number or dollar amount of securities, and each Sales Agent will act as a Sales Agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between such Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to each Sales Agent for sales of Common Stock sold pursuant to the Sales Agreement will initially be equal to 3.0% of the gross proceeds of any shares of Common Stock sold under the Sales Agreement, which percentage may be adjusted based on the aggregate amount of securities sold by such Sales Agent pursuant to the Sales Agreement. In connection with the sale of the Common Stock on our behalf, each Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of such sales will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to each Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-8 of this prospectus and under similar headings in the documents that are incorporated by reference into this prospectus.

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “SCLX”. On January 5, 2024, the last reported sales price for our Common Stock was $2.04 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

B. Riley Securities	Cantor	H.C. Wainwright & Co.

The date of this prospectus is January 11, 2024.

S-i

ABOUT THIS PROSPECTUS

Whenever we refer to “Scilex,” “we,” “our” or “us” in this prospectus, we mean Scilex Holding Company, unless the context suggests otherwise. When we refer to “you” or “yours,” we mean the holders of the applicable series of securities.

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. This prospectus describes the specific terms of this offering of shares of Common Stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus.

This prospectus relates only to an offering of up to $170,000,000 of shares of our Common Stock through the Sales Agents. These sales, if any, will be made pursuant to the terms of the Sales Agreement entered into among us and B. Riley Securities Inc., Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC on December 22, 2023, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Before you invest, you should carefully read this prospectus, all information incorporated by reference herein and the additional information described under “Where You Can Find More Information” and “Important Information Incorporated by Reference”. These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus is inconsistent with statements made in any documents incorporated by reference, the statements made in this prospectus will be deemed to modify or supersede those made in such documents incorporated by reference; however, if any statement in one of these documents is inconsistent with a statement in another document having a later date and that is incorporated by reference herein, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus, the documents incorporated by reference herein and any free writing prospectus we may provide you. We have not, and no Sales Agent has, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and no Sales Agent is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, including the documents incorporated by reference herein, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus entitled “Where You Can Find More Information” and “Important Information Incorporated by Reference.” The distribution of this prospectus and the offering of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Scilex”, “the Company”, “we”, “us”, “our” or similar references mean Scilex Holding Company.

Scilex Holding Company

Overview

We are an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. We target indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and are dedicated to advancing and improving patient outcomes. We launched our first commercial product in October 2018 and are developing our late-stage pipeline, which includes a candidate with completed pivotal Phase 3 study, a candidate with completed Phase 2 study, and a candidate with completed multiple Phase 1 studies and expected to enter Phase 2 studies in 2024. Our commercial product, ZTlido® (lidocaine topical system) 1.8% is a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with post-herpetic neuralgia (“PHN”), which is a form of post-shingles nerve pain. ZTlido possesses novel delivery and adhesion technology designed to address many of the limitations of current prescription lidocaine patches by providing significantly improved adhesion and continuous pain relief throughout the 12-hour administration period. We believe our marketed product, ZTlido, has multiple advantages over currently available prescription and over-the-counter (“OTC”) lidocaine patches, of which over 147 million and 136 million of such patches were sold in the United States in 2021 and 2020, respectively, according to Symphony Healthcare. We license the rights to ZTlido from and rely exclusively on Oishi Koseido Co., Ltd. (“Oishi”) and Itochu Chemical Frontier Corporation (“Itochu,”) pursuant to the Product Development Agreement, dated as of May 11, 2011, by and among Scilex Pharmaceuticals, Inc., our wholly-owned subsidiary (“Scilex Pharma”), as successor to Stason Pharmaceuticals, Inc., Oishi and Itochu, and the Commercial Supply Agreement, dated as of February 16, 2017, by and among Scilex Pharma, Oishi and Itochu. We have acquired two FDA approved non-opioid pain products, GLOPERBA® and ELYXYB®, for the treatment of gout in adults and oral solution for the acute treatment of migraine, with or without aura, in adults. We launched ELYXYB in the U.S. in April 2023 and are planning to commercialize GLOPERBA in 2024.

Our three product candidates are (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXATM”), a Phase 3, novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a Phase 2, next-generation, triple-strength formulation of ZTlido, for the treatment of chronic neck pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022 and a Phase 2 clinical trial is expected to commence in 2024. If these product candidates are approved by the FDA, we believe each of them could become the preferred treatment option for their respective indications in the United States.

On June 14, 2022, we entered into a License and Commercialization Agreement (the “Romeg Agreement”) with RxOmeg Therapeutics, LLC (a/k/a Romeg Therapeutics, Inc.) (“Romeg”). Pursuant to the Romeg Agreement, among other things, Romeg granted us (1) the right to manufacture, promote, market, distribute and sell pharmaceutical products comprising liquid formulations of colchicine for the prophylactic treatment of gout in adult humans in the United States and (2) an exclusive, transferable license to use the trademark “GLOPERBA”. We believe Gloperba is the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults. Gout is a painful arthritic disorder affecting an estimated 9.2 million people in the United States. Gout pain can be excruciating and is a form of inflammatory arthritis that develops in some people who have high levels of uric acid in their blood. It can cause sudden severe episodes of pain and can be disabling with tenderness, warmth and swelling. Non-steroidal anti-inflammatory drugs, colchicine and corticosteroids are used a majority of time as the first line to treat acute gout. The U.S. is observed to have a high prevalence of gout, owing to lifestyle issues such as high alcohol intake, obesity, and smoking. We are planning to commercialize GLOPERBA in 2024 and believe we are well-positioned to market and distribute the product. We have a direct distribution network to national and regional wholesalers and pharmacies throughout the U.S. On February 12, 2023, we acquired from BioDelivery Sciences International, Inc. and Collegium Pharmaceutical, Inc. the rights to certain patents, trademarks, regulatory approvals, data, contracts, and other rights related to ELYXYB (celecoxib oral solution) and the commercialization thereof in the United States and Canada. ELYXYB is a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults. We launched ELYXYB in the U.S. in April 2023.

We are focused on identifying treatment options for pain management with established mechanisms that have deficiencies in safety, efficacy or patient experience. We believe this approach allows us to potentially leverage the regulatory approval pathway available under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act for each of these pipeline product candidates.

We acquired SP-102 from Semnur Pharmaceuticals, Inc. in March 2019 and are developing SP-102 to be an injectable viscous gel formulation of a widely used corticosteroid designed to address the serious risks posed by off-label epidural steroid injections (“ESI”), which are administered over 12 million times annually in the United States. SEMDEXA has been granted fast track designation by the FDA and, if approved, could become the only FDA-approved ESI for the treatment of sciatica. According to a report by Decision Resources Group, it was estimated that over 4.8 million patients would suffer from sciatica in the United States in 2022. SP-103 has also been granted fast track designation by the FDA and, if approved, could become the first FDA-approved lidocaine topical product for the treatment of chronic neck pain. We are developing SP-104 as a novel delayed-release formulation of low-dose naltrexone hydrochloride for the treatment of fibromyalgia, which remains a largely unmet medical need given the low response rates of commercially available therapies. Naltrexone is routinely used off-label to treat fibromyalgia. There are no low-dose formulations commercially available in the United States. Our patented formulation is designed to overcome undesirable effects of immediate release naltrexone, such as hyperalgesia, dysphoria, nausea, anxiety and insomnia. We believe our currently approved product and future product candidates, if approved, could address what we believe are the significant unmet needs of the targeted populations.

Our Marketed Product and Pipeline

The following chart illustrates our current commercial products and novel product candidates.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December  31, 2022 and our Quarterly Reports on Form 10-Q for the quarters ended March  31, 2023, June  30, 2023 and September 30, 2023, each as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, which are incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

See the section titled “Risk Factors” in this prospectus for a discussion of some of the risks related to the execution of our business strategy.

Business Combination

On November 10, 2022, Vickers Vantage Corp. I, our predecessor company (“Vickers”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of that certain Agreement and Plan of Merger, dated as of March 17, 2022, by and among us, Vantage Merger Sub Inc., a Delaware corporation that was a wholly owned subsidiary of Vickers prior to the Closing (“Merger Sub”), and the pre-Business Combination Scilex Holding Company (“Legacy Scilex”), as it may be amended or restated from time to time (the “Merger Agreement”).

Pursuant to the Merger Agreement, (i) prior to the closing of the Business Combination (the “Closing”), Vickers changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”) and (ii) at the Closing, and following the Domestication, Merger Sub merged with and into Legacy Scilex (the “Merger”), with Legacy Scilex as the surviving company in the Merger, and, after giving effect to such Merger, Legacy Scilex became a wholly owned subsidiary of Vickers. The Merger was approved by Vickers’s shareholders at a meeting held on November 9, 2022. In connection with the Business Combination, Vickers changed its name to “Scilex Holding Company.”

Corporate Information

We were incorporated under the name “Vickers Vantage Corp. I” on February 21, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On November 9, 2022, we changed our jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. On November 9, 2022, we changed our name to “Scilex Holding Company”.

Our principal executive offices are located at 960 San Antonio Road, Palo Alto, California 94303, and our telephone number is (650) 516-4310. Our website address is www.scilexholding.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, changes in rules of U.S. generally accepted accounting principles or their interpretation, the adoption of new guidance or the application of existing guidance to changes in our business could significantly affect our business, financial condition and results of operations. In addition, we are in the process of evaluating the benefits of relying on the other exemptions and reduced reporting requirements provided by the JOBS Act.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the initial public offering of our company, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates equals or exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

THE OFFERING

Common Stock offered by us	Shares of our Common Stock having an aggregate offering price of up to $170,000,000 pursuant to the Sales Agreement.

Common Stock to be outstanding immediately after this offering	Up to 288,674,885 shares (as more fully described in the notes following this table), assuming sales of 130,769,230 shares of our Common Stock in this offering at an assumed offering price of $1.30 per share, the last reported sale price of our Common Stock on the Nasdaq Capital Market on December 20, 2023. The actual number of shares of Common Stock issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time through or to B. Riley Securities Inc., Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC, as Sales Agents or principals. See “Plan of Distribution” on page S-17 of this prospectus.

Use of Proceeds	We currently intend to use the net proceeds from the sale of our Common Stock offered by this prospectus for working capital and general corporate purposes, which may include capital expenditures, commercialization expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock. We reserve the right, at the sole discretion of our management, to reallocate the proceeds of this offering in response to developments in our business and other factors. See “Use of Proceeds” on page S-14 of this prospectus.

Risk Factors	Investing in our Common Stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-8 of this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Market for our Common Stock	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SCLX”.

The number of shares of Common Stock outstanding assumes that an aggregate of 157,905,655 shares are outstanding immediately prior to the completion of this offering, which number is based on an aggregate of 154,185,089 shares outstanding as of September 30, 2023 plus an aggregate of 3,720,566 shares of Common Stock issued after September 30, 2023 and on or prior to November 30, 2023 (comprised of (i) an aggregate of 3,718,465 shares of Common Stock issued pursuant to advances made under the Company’s existing standby equity lines of credit and (ii) 2,101 shares of Common Stock issued upon exercise of outstanding stock options), and assumes that following November 30, 2023 we have not issued any additional shares of Common Stock, and excludes:

•

686,956 shares of Common Stock issuable upon the exercise of stock options outstanding under the 2017 Scilex Pharmaceuticals Inc. Equity Incentive Plan with a weighted average exercise price of $0.80 per share;

•	15,601,592 shares of Common Stock issuable upon the exercise of stock options outstanding under the 2019 Stock Option Plan of Scilex, Inc. with a weighted average exercise price of $1.73 per share;

•	10,958,309 shares of Common Stock issuable upon the exercise of the public and private warrants, with an exercise price of $11.50 per share;

•	13,000,000 shares of Common Stock issuable upon the exercise of the warrants, with an exercise price of $0.01 per share;

•

16,835,250 shares of Common Stock issuable upon the exercise of stock options outstanding under the Scilex Holding Company 2022 Equity Incentive Plan with a weighted average exercise price of $6.97 per share;

•	up to 13,726,274 shares of Common Stock available for future issuance under the Scilex Holding Company 2022 Equity Incentive Plan;

•	up to 2,875,759 shares of Common Stock available for future issuance under the Scilex Holding Company 2022 Employee Stock Purchase Plan; and

•	up to 1,400,000 shares of Common Stock available for future issuance under the Scilex Holding Company 2023 Inducement Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements”, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, together with all of the other information appearing in or incorporated by reference into this prospectus, as updated by our subsequent filings with the SEC, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before deciding to invest in our securities. If any of these risks actually occurs, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement, any post-effective amendment or in any filing or document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to This Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, commercialization expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock, as further described in the section of this prospectus entitled “Use of Proceeds”. We will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

You may experience immediate and substantial dilution.

Because the prices per share at which shares of our Common Stock are sold in this offering may be substantially higher than the net tangible book value per share of our Common Stock, you may suffer immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. If we sell shares in this offering at a price that is higher than the net tangible book value per share of our Common Stock, investors in this offering will experience dilution. The exercise of outstanding stock options and warrants, and the vesting of outstanding restricted stock units, may result in further dilution of your investment. See the section of this prospectus entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

The shares of Common Stock will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement with the Sales Agents, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement with the Sales Agents and compliance with applicable law, we have the discretion to deliver placement notices to each Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by each Sales Agent after delivering a placement notice will fluctuate based on the market price of the Common Stock during the sales period and limits we set with such Sales Agent.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have not paid cash dividends in the past and we do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the capital appreciation, if any, of our Common Stock.

We have not paid cash dividends on our Common Stock and we do not anticipate paying cash dividends on our Common Stock in the foreseeable future. Should we decide in the future to do so, as a holding company, our ability to pay dividends on our capital stock and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our ability to pay dividends may be limited by covenants in future outstanding indebtedness that we or our subsidiaries may incur. Since we do not intend to pay dividends, a stockholder’s ability to receive a return on such stockholder’s investment will depend on any future appreciation in the market value of our Common Stock. There is no guarantee that our Common Stock will appreciate or even maintain the price at which our stockholders have purchased it.

The market price of our Common Stock may fluctuate significantly, and investors in our Common Stock may lose all or a part of their investment.

The market prices for securities of biotechnology and pharmaceutical companies have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. For example, from November 11, 2022 (the first trading day following the closing of the Business Combination) to January 5, 2024, our closing stock price ranged from $0.95 to $14.80. The market price of our Common Stock may fluctuate significantly in response to numerous factors, some of which are beyond our control.

Sales of a significant number of shares of Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock.

Sales of a substantial number of shares in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. We have agreed, without the prior written consent of the Sales Agents, and subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any Common Stock or securities convertible into or exchangeable for shares of Common Stock, warrants or any rights to purchase or acquire Common Stock during the period beginning on the fifth trading day immediately prior to the delivery of any placement notice delivered by us to any Sales Agent and ending on the fifth trading day immediately following the final settlement date with respect to the shares sold pursuant to such notice. We have further agreed, subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any Common Stock or securities convertible into or exchangeable for shares of Common Stock, warrants or any rights to purchase or acquire Common Stock in any other “at the market offering” or continuous equity transaction prior to the sixtieth day immediately following the termination of the Sales Agreement with the Sales Agents. Therefore, it is possible that we could issue and sell additional shares of our Common Stock in the public markets. We cannot predict the effect that future sales of our Common Stock would have on the market price of our Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and include statements relating to:

•	our ability to maintain the listing of our Common Stock on the Nasdaq Capital Market;

•	our public securities’ liquidity and trading;

•	our ability to raise financing in the future;

•	our use of proceeds in connection with this offering;

•	our future use of equity or debt financings to execute our business strategy;

•	our ability to use cash on hand to meet current and future financial obligations, including funding our operations, debt service requirements and capital expenditures;

•	the outcome of any legal proceedings that may be instituted against us;

•	our ability to attract and retain qualified directors, officers, employees and key personnel;

•	our ability to compete effectively in a highly competitive market;

•	the competition from larger biotechnology companies that have greater resources, technology, relationships and/or expertise;

•	the ability to protect and enhance our corporate reputation and brand;

•	the impact from future regulatory, judicial and legislative changes in our industry;

•	our ability to obtain and maintain regulatory approval of any of our product candidates;

•	our ability to research, discover and develop additional product candidates;

•	our ability to grow and manage growth profitably;

•	our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to execute our business plans and strategy;

•	the effect of global economic and political developments, including the conflicts in Ukraine and Israel;

•	the impact of COVID-19 and other similar disruptions in the future; and

•	other factors detailed under the section of this prospectus titled “Risk Factors.”

Any forward-looking statements should be considered in light of these factors. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “contemplate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “will,” “would” and other similar words and expressions (including the negative of any of the foregoing), but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and our directors, officers and affiliates. There can be no assurance that future developments will be those that have been anticipated. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I —Item  1A, “Risk Factors”, in our Annual Report on Form  10-K for the year ended December 31, 2022 and Part II—Item 1A, “Risk Factors”, in our Quarterly Reports on Form  10-Q for the quarters ended March  31, 2023, June  30, 2023 and September 30, 2023 and in other filings with the SEC, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, that are incorporated by reference in this prospectus.

You should assume that the information appearing in this prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Some of these risks and uncertainties may in the future be amplified by COVID-19 (or other similar disruptions), and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

MARKET AND INDUSTRY DATA

Certain information contained in this prospectus relates to or is based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this prospectus, we have not independently verified the market and industry data contained in this prospectus or the underlying assumptions relied on therein. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. Notwithstanding the foregoing, we are liable for the information provided in this prospectus. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section of this prospectus titled “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of our Common Stock offered by this prospectus for working capital and general corporate purposes, which may include capital expenditures, commercialization expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the costs and timing of commercial and development activities, including, for example, conducting preclinical studies and clinical trials, our funding requirements and the availability and costs of other funds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in interest-bearing instruments.

We may bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq Capital Market listing fees, and fees and expenses of our counsel and our accountants.

DILUTION

If you purchase our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our Common Stock after this offering.

As of September 30, 2023, we had net tangible book value of approximately $(213,661,000), or $(1.39) per share. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares of our Common Stock outstanding.

Our pro forma net tangible book value as of September 30, 2023, before giving effect to this offering, was approximately $(208,438,000), or $(1.32) per share of our Common Stock. Pro forma net tangible book value, before the issuance and sale of shares of Common Stock in this offering, gives effect to the issuance of an aggregate of 3,720,566 shares of Common Stock after September 30, 2023 and on or prior to November 30, 2023 (comprised of (i) an aggregate of 3,718,465 shares of Common Stock issued pursuant to advances made under the Company’s existing standby equity lines of credit and (ii) 2,101 shares of Common Stock issued upon exercise of outstanding stock options), and assumes that following November 30, 2023 we have not issued any additional shares of Common Stock.

After giving effect to (i) the pro forma adjustments set forth above and (ii) the sale of 130,769,230 shares of Common Stock at an assumed public offering price of $1.30 per share, the last reported sale price of our Common Stock on the Nasdaq Capital Market on December 20, 2023, after deducting commissions at an assumed rate of 3.0% and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2023 would have been approximately $(44,138,000), or approximately $(0.15) per share. This amount represents an immediate increase in pro forma net tangible book value of approximately $1.17 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $1.45 per share to new investors purchasing shares of Common Stock in this offering.

Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the offering price per share paid by new investors. The following table illustrates this dilution:

Assumed public offering price per share		$1.30
Net tangible book value per share as of September 30, 2023	$(1.39)
Pro forma net tangible book value per share as of September 30, 2023	$(1.32)
Increase in pro forma net tangible book value per share attributable to the issuance of an aggregate of 3,720,566 shares of our Common Stock after September 30, 2023 and on or prior to November 30, 2023 (as described above)	$0.07
Pro forma as adjusted net tangible book value per share, after giving effect to this offering		$(0.15)

Dilution per share to new investors purchasing shares in this offering		$1.45

The table above assumes for illustrative purposes that an aggregate of 130,769,230 additional shares of our Common Stock are sold pursuant to the Sales Agreement with the Sales Agents at a price of $1.30 per share, the last reported sale price of our Common Stock on the Nasdaq Capital Market on December 20, 2023, for aggregate net proceeds of approximately $164,300,000, after deducting commissions at an assumed rate of 3.0% and estimated aggregate offering expenses payable by us. The shares pursuant to the Sales Agreement with the Sales Agents are being sold from time to time at various prices. The pro forma as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our Common Stock are sold pursuant to this prospectus.

An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.30 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $170,000,000 pursuant to the Sales Agreement with the Sales Agents is sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $0.28 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.02 per share, after deducting commissions at an assumed rate of 3.0% and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.30 per share shown in the table above, assuming all of our Common Stock in the aggregate amount of $170,000,000 pursuant to the Sales Agreement with the Sales Agents is sold at that price, would decrease our pro forma as adjusted net tangible book value per share after the offering to $(0.59) per share and would decrease the dilution in pro forma net tangible book value per share to new investors in this offering to $0.89 per share, after deducting commissions at an assumed rate of 3.0% and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 154,185,089 shares of our Common Stock issued and outstanding as of September 30, 2023 and excludes the following:

•

686,956 shares of Common Stock issuable upon the exercise of stock options outstanding under the 2017 Scilex Pharmaceuticals Inc. Equity Incentive Plan with a weighted average exercise price of $0.80 per share;

•	15,601,592 shares of Common Stock issuable upon the exercise of stock options outstanding under the 2019 Stock Option Plan of Scilex, Inc. with a weighted average exercise price of $1.73 per share;

•	10,958,309 shares of Common Stock issuable upon the exercise of the public and private warrants, with an exercise price of $11.50 per share

•	13,000,000 shares of Common Stock issuable upon the exercise of the warrants, with an exercise price of $0.01 per share

•

16,835,250 shares of Common Stock issuable upon the exercise of stock options outstanding under the Scilex Holding Company 2022 Equity Incentive Plan with a weighted average exercise price of $6.97 per share;

•	up to 13,726,274 shares of Common Stock available for future issuance under the Scilex Holding Company 2022 Equity Incentive Plan;

•	up to 2,875,759 shares of Common Stock available for future issuance under the Scilex Holding Company 2022 Employee Stock Purchase Plan; and

•	up to 1,400,000 shares of Common Stock available for future issuance under the Scilex Holding Company 2023 Inducement Plan.

To the extent that options or warrants outstanding as of September 30, 2023 have been or are exercised, new options or other equity awards are granted under our equity incentive plans, or we issue additional shares in the future, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with the Sales Agents on December 22, 2023, pursuant to which we may issue and sell from time to time shares of our Common Stock having an aggregate offering price of up to $170,000,000, to or through B. Riley Securities Inc., Cantor Fitzgerald & Co. and H.C. Wainwright & Co., LLC, acting as our Sales Agents. A copy of the Sales Agreement was filed as Exhibit 1.1 to the Registration Statement on Form S-3 of which this prospectus forms a part, and is incorporated by reference into this prospectus.

The sales of our Common Stock, if any, under this prospectus will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Capital Market, on any other existing trading market for our Common Stock or to or through a market maker.

Each time that we wish to issue and sell shares of our Common Stock under the Sales Agreement, we will provide a Sales Agent with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of Common Stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, the applicable Sales Agent, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, to sell shares of our Common Stock under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or each Sales Agent may suspend the offering of Common Stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of Common Stock, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and each Sales Agent may agree upon.

We will pay the Sales Agents commissions for their services in acting as our sales agents in the sale of our Common Stock pursuant to the Sales Agreement. A Sales Agent will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our Common Stock on our behalf pursuant to the Sales Agreement. We have also agreed to reimburse the Sales Agents for their reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of their legal counsel) in an amount not to exceed $35,000 in the aggregate (excluding any periodic due diligence fees for which Sales Agents’ counsel will receive up to a maximum of $5,000 per due diligence update session, if any, conducted in connection with our Quarterly Reports on Form 10-Q and $10,000 per due diligence update session, if any, conducted in connection with our Annual Report on Form 10-K, in each case in accordance with the terms of the Sales Agreement). We estimate such due diligence fees would not exceed $75,000 over the three year term of the Sales Agreement.

We estimate that the total expenses for this offering, excluding compensation payable to the Sales Agents and certain expenses reimbursable to the Sales Agents under the terms of the Sales Agreement, will be approximately $600,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Common Stock.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of Common Stock we sell through this prospectus will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of Common Stock sold through the Sales Agents under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agents in connection with the sales of Common Stock under the Sales Agreement.

In connection with the sale of the Common Stock on our behalf, each Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

The Sales Agents will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agents, the Sales Agents will not engage in any transactions that stabilize our Common Stock.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving three business days’ prior notice to the Sales Agents. Each Sales Agent may terminate the Sales Agreement with respect to itself under the circumstances specified in the Sales Agreement and in their sole discretion at any time by giving three business days’ prior notice to us.

The Sales Agents and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees.

This prospectus in electronic format may be made available on a website maintained by any of the Sales Agents, and the Sales Agents may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the issuance of the Common Stock offered by this prospectus will be passed upon for us by Paul Hastings LLP, Palo Alto, California. Sheppard, Mullin, Richter & Hampton LLP, New York, New York is counsel for the Sales Agents in connection with this offering.

EXPERTS

The consolidated financial statements of Scilex Holding Company appearing in Scilex Holding Company’s Annual Report (Form 10-K) for the year ended December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Scilex Holding Company. The SEC’s Internet site can be found at http://www.sec.gov.

We also maintain a website at www.scilexholding.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities, and the inclusion of our website address in this prospectus is an inactive textual reference only.

IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023;

(b)

Our Quarterly Reports on Form 10-Q for the quarter ended March  31, 2023, filed with the SEC on May 12, 2023, the quarter ended June 30, 2023, filed with the SEC on August 11, 2023, and the quarter ended September 30, 2023, filed with the SEC on November 14, 2023;

(c)

Our Current Reports on Form 8-K (other than any portions thereof furnished under Item 2.02 or Item  7.01 of Form 8-K and any exhibits accompanying such reports that relate to such items) filed with the SEC on January  9, 2023, January  17, 2023, February  6, 2023, February  9, 2023, February  13, 2023, March  21, 2023, April  11, 2023, April  20, 2023, April  26, 2023, May  5, 2023, June  27, 2023, July  7, 2023, August  31, 2023, September  8, 2023, September 13. 2023, September  21, 2023, September  22, 2023, September  26, 2023, September  27, 2023, September  28, 2023, October  11, 2023, November  2, 2023 and December 22, 2023; and

(d)

The description of our Common Stock set forth in our Registration Statement on Form 8-A (File No. 001-39852), filed with the SEC on January 6, 2021, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 7, 2023.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Scilex Holding Company

Attn: Investor Relations

960 San Antonio Road

Palo Alto, CA 94303

investorrelations@scilexholdings.com

Phone: (650) 516-4310

Up to $170,000,000

SCILEX HOLDING COMPANY

COMMON STOCK

PROSPECTUS

January 11, 2024

B. Riley Securities	Cantor	H.C. Wainwright & Co.